EXHIBIT 5.1

[LETTERHEAD OF DEWEY BALLANTINE LLP]

April 14, 2005

LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027

Gentlemen:

               We have acted as counsel for LifePoint Hospitals Inc. (formerly Lakers Holding Corp.), a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering under the Securities Act up to 8,515,859 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, for issuance by the Company pursuant to the terms of the plans set forth in the Registration Statement (the “Plans”).

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary and appropriate for the purpose of expressing the opinion contained herein, including, without limitation, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, the Registration Statement, resolutions adopted by the Board of Directors of the Company and the Plans. With respect to all of the documents reviewed, we have assumed, without investigation, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. As to any facts which we have not independently established or verified, we have relied upon statements and representations of representatives of the Company and others.

               We are admitted to the Bar of the State of New York and express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

               Based upon and subject to the foregoing, we are of the opinion that the Shares to be offered pursuant to the Plans have been duly authorized and, when the Registration Statement has become effective under the Securities Act and the Shares have been issued in accordance with the requirements of the Plans, the Shares will be validly issued, fully paid and nonassessable.

               The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Dewey Ballantine LLP